Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 13, 2015, with respect to the combined financial statements of Teucrium Trading, LLC included in the Current Report of Teucrium Commodity Trust on Form 8-K filed with the SEC on April 13, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Teucrium Commodity Trust on Form S-1 (File No. 333-187463), and to the use of our name as it appears under the caption “Experts” in the prospectus in this Registration Statement.

/s/ GRANT THORNTON LLP

New York, New York

April 13, 2015

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